Exhibit 10.1

Annual Incentive Compensation Plan Metrics for 2021

On February 10, 2021, the Compensation Committee of the Board of Directors of the Company approved the specific performance goals and business criteria to be used for purposes of determining any future cash awards for 2021 participants, including executive officers, under the Company's Annual Incentive Compensation Plan (filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020). The Corporate performance criteria and weightings to be used for 2021 under the plan include attaining specified levels of:

•Company Adjusted Free Cash Flow (50%)

•Company Adjusted EBIT (20%)

•Company Revenue (10%)

•Quality (20%)

Based on business performance results for 2021 against the targeted levels established for each metric, the Compensation Committee will determine the percentage of the target award that is earned, which could range between 0% and 200% depending on actual performance achieved relative to the target levels.